Exhibit 99.1

1 CH - AUTO INC. INVESTOR PRESENTATION August 2022 proprietary and confidential

This presentation (the “Presentation”) is for informational purposes only to assist interested parties in making their own evaluation with respect to the proposed business combination (the “Business Combination”) between Mountain Crest Acquisition Corp . IV (“Mountain Crest”) and CH - AUTO TECHNOLOGY CORPORATION LTD . (“CH - Auto” or the “Company”) . The information contained herein does not purport to be all - inclusive and none of Mountain Crest, the Company CH AUTO Inc(Pubco), China Bridge Capital, Revere Securities or any of their respective affiliates nor any of its or their control persons, officers, directors, employees or representatives makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation . You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision . The reader shall not rely upon any statement representation or warranty made by any other person, firm or corporation (including, without limitation, Mountain Crest, the Company(Pubco), China Bridge Capital, Revere Securities, or any of their respective affiliates or control persons, officers, directors and employees) in making its investment or decision to invest in the Company or Pubco . None of Mountain Crest, the Company(Pubco), China Bridge Capital, Revere Securities or any of their respective affiliates nor any of its or their control persons, officers, directors, employees or representatives, shall be liable to the reader for any information set forth herein or any action taken or not taken by any reader, including any investment in shares of Mountain Crest or the Company or Pubco . Certain information contained in this Presentation relates to or is based on studies, publications, surveys and the Company’s own internal estimates and research . In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions . Finally, while the Company believes its internal research is reliable, such research has not been verified by any independent source . The meeting at which this Presentation is provided and any information communicated at this meeting is strictly confidential and should not be discussed outside your organization . Forward - Looking Statements . Certain statements in this Presentation may be considered forward - looking statements . Forward - looking statements generally relate to future events or Mountain Crest’s , the Company’s or Pubco’s future financial or operating performance . For example, statements concerning the following include forward - looking statements : the growth of the Company’s business and its ability to realize expected results ; our product pipeline and commercial launch ; the viability of its growth strategy, including commercial capability ; trends and developments in the industry ; the impact of the COVID - 19 pandemic ; the advantages and potential of its solution ; its visibility into future financial performance ; its total addressable market ; and the potential effects of the Business Combination on the Company . In some cases, you can identify forward - looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology . Such forward - looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements . These forward - looking statements are based upon estimates and assumptions that, while considered reasonable by Mountain Crest and its management, the Company and its management, and Pubco and its management as the case may be, are inherently uncertain . New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties . You should not place undue reliance on forward - looking statements in this Presentation, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein, None of Mountain Crest ,the Company or Pubco undertakes any duty to update these forward - looking statements . Projections . This Presentation contains certain financial forecast information of Company or Pubco . Such financial forecast information constitutes forward - looking information and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results . The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties . See “Forward - Looking Statements” above . Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved . 2 DISCLAIMER

Additional Information . In connection with the proposed Business Combination, the parties with cause the entity issuing securities pursuant to the Business Combination to file with the SEC a registration statement on Form F - 4 containing a preliminary proxy statement/prospectus (the “Registration Statement”) and after the registration statement is declared effective . Mountain Crest will mail the definitive Registration Statement and a definitive proxy statement on Schedule 14 A (the “MC Proxy Statement”) relating to the proposed Business Combination to its shareholders . This Presentation does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination . Mountain Crest’s shareholders and other interested persons are advised to read, when available, the preliminary Registration Statement and the amendments thereto, the definitive Registration Statement, the definitive MC Proxy Statement and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about Pubco, the Company, Mountain Crest and the Business Combination . When available, the definitive Registration Statement, definitive MC Proxy Statement and other relevant materials for the proposed Business Combination will be mailed to shareholders of Mountain Crest as of a record date to be established for voting on the proposed Business Combination . Shareholders will also be able to obtain copies of the preliminary Registration Statement and the amendments thereto, the definitive Registration Statement, the definitive MC Proxy Statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www . sec . gov, or by directing a request to : Mountain Crest Acquisition Corp . IV . Participants in the Solicitation . Mountain Crest, the Company,Pubco and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Mountain Crest’s shareholders with respect to the proposed Business Combination . A list of the names of Mountain Crest’s directors and executive officers and a description of their interests in Mountain Crest is contained in Mountain Crest’s final prospectus relating to its initial public offering, dated June 30 , 2021 , which was filed with the SEC and is available free of charge at the SEC’s website at www . sec . gov, or by directing a request to Mountain Crest Acquisition Corp . IV . Additional information regarding the interests of the participants in the solicitation of proxies from Mountain Crest’s shareholders with respect to the proposed Business Combination will be contained in the proxy statement/prospectus for the proposed Business Combination when available . No Offer or Solicitation . This communication is for informational purposes only and does not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or an offer to buy or the solicitation of an offer to buy any securities, and there shall be no sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction, No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. Risk Factors. The list below of risk factors has been prepared as part of the Business Combination. References in this subsection to “CH Auto”,or “the company”,unless the context otherwise requires,refer to CH AUTO TECHNOLOGY CORPORATION LTD and its consolidated subsidiaries before the Business combination,and CH AUTO Inc,after the completion of Business combination,unless otherwise specified.The risks presented below are certain of the general risks related to the business of CH - Auto and the Business Combination, and such list is not exhaustive. The list below is qualified in its entirety by disclosures contained in future documents filed or furnished by Mountain Crest and CH - Auto with the SEC. If CH - Auto cannot address any of the following risks and uncertainties effectively, or any other risks and difficulties that may arise in the future, its business, financial condition or results of operations could be materially and adversely affected. The risks described below are not the only risks that CH - Auto faces. Additional risks that CH - Auto currently does not know about or that it currently believes to be immaterial may also impair its business, financial condition or results of operations. You should review the investor presentation and perform your own due diligence prior to making an investment in Mountain Crest and the company or Pubco. Risks related to the Company’s business operations, financial position and need for additional capital, technology and intellectual property and data privacy and industry include but are not limited to: • The Company’s ability to develop, manufacture, and deliver electric vehicles (“EVs”) of high quality and appeal to customers, on schedule, and on a large scale is unproven and still evolving. • The Company has a limited history in offering EVs and faces significant challenges as a new entrant into its industry. • The Company may not be able to effectively manage its growth, which could negatively impact its brand and financial performance. • The COVID - 19 outbreak has adversely affected, and may continue to adversely affect, the Company’s results of operations. • Any delays in the manufacturing and release of volume production of vehicles in the Company’s pipeline could have a material adverse effect on its business. • The Company has incurred significant losses and negative cash flows from operating activities, both of which may continue in the future. • The Company’s financial statements have been prepared on a going concern basis and the financial status of the Company creates a doubt whether it will continue as a going concern. • The Company’s business plans require a significant amount of capital. In addition, its future capital needs may require it to issue additional equity or debt securities that may dilute its shareholders or introduce covenants that may restrict the Company’s operations or its ability to pay dividends. • The Company’s business may be adversely affected if it is unable to protect its technology and intellectual property from unauthorized use by third parties. • The Company’s patents may expire and may not be extended, and its currently pending or future patent applications may not be granted. • The EV industry in the People’s Republic of China (the “PRC” or “China”) is highly competitive, and the Company may not be successful in competing in this industry. 3 DISCLAIMER

Risks relating to the Company’s business in China include but are not limited to: • The PRC government’s significant oversight and discretion over the Company’s business operation could result in a material adverse change in its operations and the value of Pubco’s securities after the completion of the Business Combination. • Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and the Company. • The approval of and the filing with the China Securities Regulatory Commission or other PRC government authorities may be required in connection with the issuance of the Company’s or Pubco’s securities overseas. • Adverse changes in China’s or global economic and political policies could have a material and adverse effect on overall economic growth in China, which could materially and adversely affect the Company’s business. Risks Related to the Business Combination. The consummation of the Business Combination is subject to a number of conditions, including entry into a definitive agreement and plan of merger (the “Merger Agreement”), and if those conditions are not satisfied or waived, the Merger Agreement may be terminated in accordance with its terms and the Business Combination may not be completed. There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better economic position. If the Business Combination benefits do not meet the expectations of investors or securities analysts, the market price of Mountain Crest’s securities or, following the consummation of the Business Combination, the combined company’s securities may decline. Potential legal proceedings in connection with the Business Combination, the outcomes of which may be uncertain, could delay or prevent the completion of the Business Combination. 4 DISCLAIMER

5 Revolutionizing your driving experience, we aim to bring the world an Evolution in Motion. OUR CORPORATE PHILOSOPHY ү מ Ј Ф ੧ ৲ ੧ Evolution in Motion

OUR BRAND POSITIONING Evolution in Motion The marketing goal of our brand is to appeal towards a large market segment. Our products target middle - class users who, in the aggregate, have strong purchasing power . 6

INVESTMENT HIGHLIGHTS

Short Cash Conversion Cycle

- With our asset-light manufacturing model and advanced key technologies, we believe the cost-effective vehicle production can be realized and consequently increase the gross profit margin per unit and shorten the cash conversion cycle.

Asset-light Manufacturing Model

- Production Process: 4 major traditional processes have been reduced to 2 major processes.
- Car Manufacturing Qualification: Government-approved production qualification.
- Production Line Investment: Due to the advanced production process, the investment needed in production lines is lower than traditional production lines.

Advanced Key Technologies

- Lightweight Technology: Aluminum alloy + composite material, vehicle weight reduction compared to generic vehicles.
- Liquid-cooled Battery: Operates in environments from -30°C to +55°C.

Robust Product Offering

- Model Platform: 2 platforms for small and large cars.
- Model Pipeline: 3 models are planned to be launched in 3 years.

Leading Independent R&D Capabilities

- Designed/co-designed numerous automobile models since inception.
- Patents: 1,319 effective patents as of April 30, 2022.

QIANTU 前途

7

OUR FOUNDING TEAM Kejian Wang COO • Former Vice President of Technology and Vice President of Marketing of Beijing Jeep Corporation • Beijing Jeep Corporation from 1984 to 2003 • 37 years of technical and management experience in the automotive industry • PMP® • Senior Engineer Certificate Qun Lu CEO • Former Vice President of Beijing Jeep Corporation, a joint venture of DaimlerChrysler and Beijing Automotive • Beijing Jeep Corporation from 1990 to 2003 • 31 years of technical and management experience in the automotive industry • International MBA from Peking University • MBA from Fordham University 8

TRACK RECORD OF SUCCESS

The Company's automotive design experience can be traced back to 2003, when its core management started the automotive design service through Beijing Changcheng Huaguan Automotive Technology Development Co., Ltd. The Company's executive team has led the development of numerous automobile models for major mainstream Chinese auto brands, such as Geely, Chery, FAW and GAC.

With over a decade of operations, we successfully accumulated a rich repertoire of proprietary technologies and industry know-how and in 2015 we began to design, develop and manufacture electric vehicles and vehicle components under our own brand, Qiantu. We released our first EV model QIANTU K50, a luxury all-electric super sports car, in 2018 and our second EV model QIANTU K20, an affordable urban EV, in June 2022.



Year	Milestone
2003	Beijing Changcheng Huaguan Automotive Technology Development Co. Ltd. (北京长城华冠汽车技术开发有限公司) Established.
2006	Beijing Changcheng Huaguan Automotive Technology Development Co. Ltd provided design services
2012	CH-AUTO TECHNOLOGY CORPORATION LTD. Established: Started to research on Vehicle Lightweighting.
2013	CH-Auto undertook the electrification project for NEVS Company's EV platforms. Started to focus on electric vehicles.
2013	CH-Auto began to develop battery, motor and electric control system technical layout and test liquid-cooled battery box.
2015	Qiantu Automobile (Suzhou) Co., Ltd. Established.
2018.8	QIANTU K50 was released and started volume production.
2019.8	CH-AUTO and the Italian Giugiaro family set up a joint venture company called "Shanghai Jitai Auto Technology Co., Ltd." in Shanghai.
2022.5	CH-AUTO signed with Mountain Crest Acquisition Corp. IV (Nasdaq: MCAF) and officially started the listing process.
2022.8	QIANTU K20 was released in June, and received over 29,500 pre-sale orders

QIANTU 前途

9

10 MARKET OPPORTUNITY

GLOBAL ELECTRIC VEHICLE MARKET OPPORTUNITY By 2030, EV sales in China are estimated to reach US$9mm, with a CAGR of ~24% from 2020 to 2030. Source: McKinsey Electrification Model https://www.mckinsey.com/industries/automotive - and - assembly/our - insights/winning - the - chinese - bev - market - how - leading - international - oems - compete 1. Battery - electric vehicles: based on wholesale volume (typically 10 - 20% higher than insurance registrations). Global EV Passenger Car Sales Forecast (1) EV Market Size Estimates (US Dollar) The global EV market was valued of US$258.4bn in 2021 and is projected to grow to US$801.8bn in 2027, with a CAGR of ~20.8% from 2021 to 2027. Source: Pitchbook https ://my.pitchbook.com/market - size - estimates/270243 11

MARKET SEGMENTATION STRATEGY We expect to further enlarge the domestic market and start to enter the global market with a full - range of products and address all market segments with a focus on the Economy Market Segmentation . 1. Toyota sales data pulled from Marklines. 2. All dollar amounts in USD. 3. The foreign exchange rate for CNY and USD is 1 USD= 6.3757 CNY, the middle price on December 31, 2021. 4. CH - Auto’s Planned Market Segment Coverage by 2027 is based on CH - Auto 8 - year plan. Economy QIANTU K20/ QIANTU K25 Mid - Range QIANTU K70 Luxury QIANTU K50/ QIANTU K55 Economy Corolla, Camry, RAV4, etc. Mid - Range Highlander, Tundra, 4Runner, etc. Luxury Land cruiser, Sequoia, etc. 78% 6% 16% Planned Distribution of CH - Auto Volume Sales in China in 2027 K20&K25 K70 K50&K55 28.04% 70.31% 1.65% Distribution of Toyota Volume Sales in China in 2021 Economy Mid - Range Luxury 12

13 MARKET AND PRODUCT POSITIONING Brand Establishment

AUTOMOTIVE PRODUCTS POSITIONING

	SMALL CAR PLATFORM		LARGE CAR PLATFORM		
					
Model	K20	K25	K50	K55	K70
Core Value	**Electric Hatchback** **Sport** **Fun to Drive**	**Electric Hatchback** **Sport** **Fun to Drive**	**Electric Super Sports Car** **Brand Pilot Model** **Flagship**	**Business Electric Coupe** **Sport** **Fun to Drive**	**Versatile Large MPV** **Family/Business Dual Use** **Versatile 4WD, Fun to Drive**
Highlights	• Sport Hatchback • 0-100 km/h 4.7s • Polycarbonate composites • Borderless doors	• Sports Hatchback • 0-100 km/h 5.2s • 4 doors, 4 seats • Carbon fiber reinforced polycarbonate appearance	• Super sports car • High Performance, 0-100 km/h 4.6s • Luxurious design, all-carbon fiber body • Front and rear wheel drive, quiet and comfortable driving • 2 seats / 2+2 seats	• Electric, precise and comfortable driving performance • VIP first-class seat • 4 doors, 4 seats • Carbon fiber reinforced polycarbonate appearance	• Large space MPV • Customization Options (lighting, audio, entertainment, workspace, conference, fold-out bed) • 4-wheel drive, optional 500-700km range
Selling Price[1]	**RMB 86,800-148,800**	**TBD**	**RMB 689,800[2]**	**TBD**	**TBD**
Model Release Time	2022.06	2023.03 (est.)	2018.08 (Production has been made)	2024.12 (est.)	2024.03 (est.)

1 Selling prices in mainland China
2 Price as of year 2018 after the deduction of then-available governmental subsidies

QIANTU 前途
14

15 15 PRODUCT PORTFOLIO

16 K50 URBAN PERFORMANCE ELECTRIC SUPER SPORTS CAR 0 - 100km/h in 4.6s 380km Mileage Carbon - Fiber Body Double Wishbone at the Front and Back Current Model Features

QIANTU K50: URBAN PERFORMANCE ELECTRIC SUPER SPORTS CAR

K50's 0-100 km/h acceleration time is within 4.6 seconds. K50 has achieved impressive lap times on Ningbo International Speedpark, Zhuhai International Circuit, and Goldenport Park Circuit.

With full carbon fiber outer cover, aluminum alloy lightweight body frame, K50 sells at only 1/3 of the price of a conventional non-electric sports car with the same performance.


墨夜黑
Night Black
极速红
Rapid Red
幻影银
Phantom Sliver
玫瑰金
Rose Gold
冰晶蓝
Ice Blue
灵动白
Vibrant White

QIANTU 前途
17

QIANTU K50: URBAN PERFORMANCE ELECTRIC SUPER SPORTS CAR 18 The QIANTU K50 Convertible has similar performance as the QIANTU K50, we plan to sell it at the end of 2023.

19 K20 & K25 Performance Aesthetics Customization

QIANTU K20 & QIANTU K25
UNIQUE SELLING PROPOSITION

Polycarbonate Composites

Borderless Doors

High Molecular Material Technology

Solar Energy Fresh Air System

2.0 Spatial Framework

217 Horse Power
Dual Motors Front and Rear


QIANTU MOTOR

Low Lying Posture
Lightning Tailgate

Two-Tone Bodywork
Mix and Match

Double Wishbone at the Front and Back

Electric Hot Hatch

Hi-Tech Screen Design

Upgrade Packages

21 QIANTU K 20 is a two - seater hatchback specially targeting urban middle - class consumers and features modern designs with a sports car proportion . As of August 12 , 2022 , we have received over 29 , 500 pre - sale orders for QIANTU K 20 . QIANTU K 25 is a four - seater hatchback with high mechanical performance similarly targeting urban middle - class consumers who require more space . We expect to launch QIANTU K 25 in the first quarter of 2023 and start its delivery in the fourth quarter of 2023 . QIANTU K 20 & QIANTU K 25 models are designed and manufactured under the small car platform, enabling rapid expansion of other model types in the future (e . g . , SUVs/compact pickup trucks, etc . ) . QIANTU K20 & QIANTU K25 UNIQUE SELLING PROPOSITION (Cont’d)

22 OUR CORE TECHNOLOGIES

OUR CORE TECHNOLOGIES CORE TECHNOLOGIES LBT Lightweight Body Technology AIT Accurate Installation Technology MST Mirror Surface Technology SBT Super Boost Technology TBT Thermostat Battery Technology DTT Dynamic Torque Technology 23

Composite Material Reinforcement Technology 24 LBT Lightweight Body Technology OUR CORE TECHNOLOGIES Lightweight Body Technical Features: 1 Use of aluminum alloy and composite materials to replace the traditional steel body. Such light weight designs reduce energy consumption for the same driving range, which decreases the units of battery mounted in our vehicles, thereby contributing to lowered sales prices of our vehicles. 2 With the easy formability characteristic of aluminum alloy materials, through appropriate extrusion and casting methods, a complex mechanical structure can be formed at one time (traditional metal stamping requires multiple steps), thereby greatly reducing the body weight and the number of parts. 3 Fewer parts and components, thereby improving the production efficiency and reducing manufacturing costs. 4 According to different materials and structural characteristics, different connection types such as welding, flow drill screws (FDS) and self - piercing riveting (SPR) are adopted in a targeted manner, thereby improving the manufacturing quality and reliability of products. 5) We can effectively strengthen the parts that are under high forces and mechanical tensions, by applying a variety of composite material reinforcement technologies.

Technical Features: 1) Core Components: composite parts + adjustable nuts. 2) Adjustable transition piece between the exterior part and the body . The utilization of the adjustable transition joints guarantees the accurate installation of the exterior parts even if measurement deviations exist . 3) Process Overview : Grab the composite material parts with the robotic arm ; scan the parts online through the blue light ; record the deviation of the parts ; locate the parts in the correct installation position ; install them with the body through the adjustable nut . Self - positioning System (Blue Light Scanning) AIT Accurate Installation Technology 25 OUR CORE TECHNOLOGIES

Technical Features: With steel sheet metal bodies, traditional automobiles have serious problems including heavy structure, poor appearance quality, high maintenance costs and dysfunction of forming sophisticated shapes. We innovated the multilayer composite material technology combined with polycarbonate (PC) material, making full use of the benefits of PC to generate optical surface and super - strength steel structures. To solve the common problems of aging, wearing, thermal deformation, our products have the following advantages: 1) Low cost and lightweight; 2) Mirror - grade body surface; 3) One - time molding of complex profiles (high degree of freedom of modeling); 4) High strength, not easily damaged by collision, easy to repair and replace; and 5) Produced without spray applications. Dual Color Injection Molding Process 26 MST Mirror Surface Technology OUR CORE TECHNOLOGIES

Technical Features: We optimize the performance of electric machinery and battery by moderating temperature, capacity and other parameters of the motor battery through a vehicle control unit (VCU), which provides drivers with a satisfying driving experience. Our super boost technology offers a launch control mode and powerful straight - line acceleration suitable for auto racing. Meanwhile, the technology also guarantees the safety of the electric machinery and battery. 27 OUR CORE TECHNOLOGIES (Cont’d) SBT Super Boost Technology

CORE TECHNOLOGIES (Cont'd)

TBT
Thermostat Battery Technology

K50 System
10 Cells



K20 System
Single Unit Battery


电池箱外壳
水室
出水口
进水口
电池模组

Technical Features:

The following functions can be realized via intelligent temperature controls:

1) Extending the longevity of lithium-ion batteries;

2) Improving the charge-discharge performance of lithium-ion batteries at low temperatures;

3) Improving the cruising range of lithium-ion batteries at low temperatures; and

4) Improving the safety of lithium-ion batteries and avoid thermal runaway.

Core Technology:

1) Power battery pre-cooling and pre-heating technology; and

2) Power battery insulation technology.

Standardized Battery Box:

1) Prolong the battery endurance and slow the depreciation of the battery----reduce the possibility of battery decay. The efficiency of the battery will not rapidly decline due to a thermostat system with liquid working fluid;

2) Address common battery safety problems including potential fire risks; electrical safety measures meets the ISO standard 26262;

3) Reduce the cost of battery development, production and operation; and

4) Ameliorate battery maintenance service----simplify the process of diagnosis, fault-tolerance, maintenance and replacement under standardization.

QIANTU 前途

28

CORE TECHNOLOGIES (Cont'd)

DTT
Dynamic Torque Technology






Motor Efficiency Map
Torque
(Nm)
Limit Torque
Peak Torque
80%
85%
90%
95%
Rotating Speed
(rpm)


Accelerator Pedal Response Curve
Peak Torque
(Nm)
S-Gear
Sport Mode
D-Gear
Economic
Mode
Accelerator Pedal Opening
0
100


Motor Torque
90 -100
80 -90
70 -80
60 -70
50 -60
40 -50
30 -40
20 -30
10 -20
Torque Request (Nm)
Accelerator Pedal
Opening (%)
Lateral Acceleration (G)

Technical Features:

In traditional vehicles, the ESP system usually applies reverse braking forces to the wheels to counteract understeer and oversteer handling during dynamic driving to correct vehicles' postures. However, this method affects vehicles both in speed and drivability.

The advantage of electric vehicles is their distributed motors can drive the front and rear wheels independently. The motors can generate both strong driving forces and strong braking forces in the opposite direction on different wheel axles at the same time.

By collecting various dynamic index signals of the vehicle (such as lateral acceleration, yaw rate), our sports vehicles use a comprehensive algorithm controlling the VCU module in order to implement dynamic torque distribution.

QIANTU 前途

29

30 NEXT GENERATION PRODUCT K70 MPV Multifunctional Mobile Space 0 - 100km/h <6s Mileage 500 - 700 km Variable Space Electrical Appliances Release Time 2024 (est.)

31 HG15 Unique Selling Points CUSTOMIZABLE SPACE LAYOUT Various customization options, including one - button foldable bed

32 FAM I L Y LO VERS BU S I N ESS

33 PRO DUCT O UTLO O K

34 QIANTU K50 QIANTU K55 QIANTU K70 QIANTU K20 QIANTU K25 FUTURE MODEL FUTURE MODEL TWO PRODUCT PLATFORMS - DIFFERENTIATION THAT MAINTAINS QUALITY 2024 (est.) 2018 2022 2023 (est.) 2024 (est.) Small car platform Large car platform

35 GO - TO - MARKET STRATEGY

Integrated online and offline sales model, capturing demand in both segments COMPREHENSIVE ONLINE SALES + CROSS INDUSTRY COOPERATION SALES STRATEGY The Company plans to open 100+ partner stores in major cities in China by the end of 2023 QIANTU Brand Store QIANTU Partner Stores Overview of recent collaborations: 36 • We have also partnered with international sales partners to facilitate vehicle sales in southeast Asian market and Saudi Arabian market QIANTU Wechat Mini Program APP

OUR AFTER - SALE SERVICES 37 1. 3 Concierge Features — Exclusive assiatant to provide guidance through call/WeChat — Official online service to search & seek help — Official WeChat groupchat for car owners to share experiences — 24/7 support from Client Services and Rescue Hotline 2. Optimize Into Three - Layers of Car Maintenance Services — Backstage surveilance, remote diagnostic, and active instruction will minimize on - site maintenance — Maintenance and repairment from certified service centers nearby — Technician from manufacturer providing field services 3. Certified Service Centers — Certified comprehensive and robust maintenance workshops — Provide repairs, maintenance, and electrical charging services — Provide convenient service at car owner's residence or work place — As of Aug 12 we are operating 27 service centers; plan to have 50+ service centers by the end of 2022 After - Sales Service Ecological Operation The Company plans to build an ecosystem to service the needs of the clients according to user data, improving after - sales user experience. — The Company expects to expand a business ecosystem centered on user experience (Experience Ecosystem) — The Company expects to use APP platform traffic to expand the business ecology centered on traffic (Traffic Ecosystem)

38 MANUFACTURING

The construction of Qiantu's factory began in 2016 and it officially obtained the national new energy passenger vehicle production qualification in 2016 from the National Development and Reform Commission . Initially, it covered an area of 230 , 000 square meters with an initial planned capacity of 50 , 000 cars/year . The plant does not have the stamping and painting workshops required in the traditional four processes (stamping, welding, painting and final assembly workshops) . The workshops were simplified into aluminum alloy processing and welding workshop and assembly workshop, with the addition of carbon fiber production and carbon fiber parts pre - assembly workshops for models that use carbon fiber products . It has the following advantages compared to traditional car factories : Obtained the national new energy passenger vehicle production qualification in 2016 from the National Development and Reform Commission. Low Production Line Investment: It removed the stamping and painting workshops, and significantly reduces the basic investment in factory lines and equipment. High Efficiency: The number of parts is greatly reduced and the production line is shortened. Production time is greatly increased by eliminating the painting and drying process. Reduced Pollution: The most polluting painting process has been eliminated. The factory is adjacent to Taihu Lake which has stringent environmental assessment requirements. High Energy Savings: The stamping and painting workshops which require the most electricity and heat were also eliminated. Demonstration of Suzhon Factory 䬍ਸ䠁࣐ᐕ ৺ 㻵✺䖖 䰤 ⻣㓔㔤 HP - R TM 䖖 䰤 ⎲㻵䖖 䰤 ᙫ㻵䖖 䰤 ⻣㓔㔤 Ԧ 亴㻵䖖 䰤 Aluminum Alloy Processing and Welding Workshop Carbon Fiber HP - RTM Workshop Assembly Workshop Carbon Fiber Parts Pre - Assembly Workshop 39

With our lightweight vehicle design technology, we have streamlined our manufacturing technique from the traditional four steps of stamping, welding, painting and assembly to simply vehicle body structuring and assembly. Traditional vehicle production with four major processes Steel plate stamping Welding Painting General Assembly Our whole vehicle production process • One of the vanguard manufacturers adopting the aluminum alloy + composite production line. • Greatly reduces overall cost of production and shortens the payback period. • Elimination of the painting process and thus become more environmentally friendly. Bodywork General Assembly LIGHTWEIGHT TECHNOLOGY: A NEW PROCESS REVOLUTION 40

• Production capacity: 300,000 vehicles per year. 200,000 units/year for vehicles on Small Car Platform, and 100,000 units/year for Large Car Platform 41 • The Company plans to build an intelligent logistics center that will be attached to the factory to achieve low inventory. • Further improve environmental protection. • Construction site’s location to be determined • The preliminary draft for the future second factory’s master plan has been completed by Tange Design Institute, Japan • The preliminary draft for the future second factory’s engineering design has been completed by Automotive Engineering Corporation FUTURE MANUFACTURING PLANS The future second factory, for mass production.

42 DE - SPAC TRANSACTION

43 Prominent Leadership Dr. Suying Liu CEO, CFO, and Chairman Experienced executive with a demonstrated history of working in cross - section banking, investment, real estate and related sectors . Proposed Transaction Summary Mountain Crest SPACs • The Mountain Crest SPACs are a series of blank check companies each formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar businesses combination with one or more businesses. Mountain Crest Acquisition Corp. IV • Its efforts to identify a prospective target business are not limited to a particular industry or geographic region, allowing for the selection of the target that fits best with the skills and resources of its management team. Transaction Structure • Mountain Crest Acquisition Corp. IV has entered into a Merger Agreement with CH - Auto to complete a business combination. • Following the merger, the combined entity is expected to trade the Nasdaq Stock Market. • No less than $100M PIPE financing. Valuation • Initial equity valuation of approximately $ 1 . 25 Bn of CH - Auto, implying a P/S multiple of 3 . 98 x on estimated 2023 revenue of US $ 310 Mn . • Attractive valuation when compared to publicly - traded peers.

44 THANK YOU